Exhibit 99.1

Contact:	Dick Pacini The Millerschin Group 248/276-1970 Cell: 248/770-6446 dpacini@millerschingroup.com
FOR IMMEDIATE RELEASE
Sparton Corporation Receives an Extension of Its Credit Facility
JACKSON, Mich. — June 19, 2009 — Sparton Corporation (NYSE: SPA) today announced that the terms of its Line of Credit Loan Documents with National City Bank were amended to extend the maturity date of the Promissory Note from June 15, 2009, to August 15, 2009, as due diligence activites continue with a prospective lender with respect to a potential replacement facility. The Company also ratified and confirmed its obligations and liability to the lender under the Line of Credit Loan Documents pursuant to the Amendment. Details of the extension are outlined in the Company’s Current Report on Form 8-K, which was filed today with the Securities and Exchange Commission.
About Sparton Corporation
Sparton Corporation (NYSE:SPA) now in its 109th year, is a broad-based provider of electronics to technology-driven companies in diverse markets. The Company provides its customers with sophisticated electronic and electromechanical products through prime contracts and through contract design and manufacturing services. Headquartered in Jackson, Mich., Sparton currently has five manufacturing locations worldwide. The Company’s Web site may be accessed at http://www.sparton.com.
Safe Harbor and Fair Disclosure Statement
Certain statements described in this press release are forward-looking statements within the scope of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect Sparton’s current views with respect to future events and are based on currently available financial, economic and competitive data and its current business plans. Actual results could vary materially depending on risks and uncertainties that may affect Sparton’s operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, Sparton’s financial performance and the implementations and results of its ongoing strategic initiatives. For a more detailed discussion of these and other risk factors, see Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in Sparton’s Form 10-K for the year ended June 30, 2008, and its other filings with the Securities and Exchange Commission. Sparton undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
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